                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


     THIS AMENDMENT is made and entered into as of this 10th day of December, 1992, by and between American Medical Holdings, Inc., a Delaware corporation ("AMH"), and Lawrence N. Kugelman ("Kugelman") and amends that certain Letter of Understanding made and entered into as of October 30, 1992 by and between Kugelman and AMH (the "Letter of Understanding").


                              W I T N E S S E T H:


     WHEREAS, AMH and Kugelman desire to amend the Letter of Understanding as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. The Letter of Understanding shall remain in full force and effect except to the extent specifically amended hereby. The Letter of Understanding as amended hereby is hereinafter referred to as the "Employment Agreement." Terms defined in the Letter of Understanding shall have like meanings when used herein, unless the context otherwise requires.

     2. A new Paragraph 3 is hereby added to the Employment Agreement as follows:

          "3 CHANGE OF CONTROL. Immediately upon the occurrence of any "Change of Control" (as defined below), Kugelman shall be entitled to and shall fully vest in 100% of any and all amounts payable to his pursuant to AMI's Executive Incentive Compensation Plan (formerly known as the Short-Term Cash Incentive Plan) for services rendered by Kugelman through the date and for the fiscal year in which such Change of Control occurs, which amounts shall be calculated (with interest) as if any and all individual and AMH performance goals applicable to any such payments (whether to be made currently or on a deferred basis) had been achieved immediately prior to such "Change of Control." AMH shall be obligated to pay and hereby agrees to pay Kugelman any and all amounts due him pursuant hereto within 7 calendar days after the occurrence of any Change of Control.

For purposes of this Employment Agreement, a "Change of Control" shall be deemed to have occurred if GKH Investments, L.P. shall sell, transfer, assign or otherwise dispose of its direct ownership in all or a substantial percentage of the equity securities of AMH held thereby as of August 22, 1991 or shall fail to either designate a majority of nominees or maintain a majority of directors to serve on AMH's Board of Directors."

     3. RENUMBERING. Paragraphs 3 through 7 of the Letter of Understanding are hereby renumbered as Paragraphs 4 through 8 of the Employment Agreement.

     4. Paragraph 4 of the Employment Agreement is hereby amended in its entirety as follows:

          "4.  OPTIONS.

          (a) Upon execution of the appropriate option agreements by Kugelman, Kugelman shall be entitled to options to purchase (a) 100,000 common shares of AMH common stock pursuant to the Non-Qualified Performance Stock Option Plan for Key Employees of American Medical Holdings, Inc. and Subsidiaries (the "Key Employees Plan") and (b) 100,000 shares of common stock of AMH pursuant to the Non-Qualified Employees Stock Option Plan of American Medical Holdings, Inc. and Subsidiaries (the "Option Plan" and together with the Key

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

     Employees Plan, the "Option Plans"). Such options shall vest at 20% per year on the same terms as the options granted to other AMH executives.
     The exercise price for such options shall be the price at which the common shares of AMH were offered in the Public Offering of August 15, 1991.

          (b) Notwithstanding anything to the contrary set forth in the foregoing subparagraph 4(a), Kugelman's option agreements or the Option Plans, in the event of the occurrence of any "Change of Control" (as defined in Paragraph 3 hereof), Kugelman shall vest in and be entitled to acquire 100% of the shares of Common Stock subject to any options theretofore granted to him but which have not been fully exercised, and all such options shall become fully exercisable immediately prior to (but conditional upon the occurrence of) any Change of Control. Furthermore, upon the occurrence of a Change of Control, Kugelman shall be entitled to receive as full consideration for, and in cancellation of, any such options, an amount not less than the excess, if any, of (i) the per share consideration payable pursuant to the terms of such Change of Control in respect of the Common Stock over (ii) the exercise price per share for all shares of Common Stock subject to such option, times the number of shares of Common Stock then remaining, subject to such option.

     5. Paragraph 5 of the Employment Agreement is hereby amended in its entirety as follows:

          "5.  SEVERANCE.

          (a) In the event of the termination of Kugelman's employment as Executive Vice President of AMH for any reason other than "cause" (as defined in subparagraph (c) below), Kugelman shall be entitled to receive a one time lump sum payment in an amount equal to 12 months base compensation (excluding bonus) determined on the basis of his annual salary for AMH's fiscal year then most recently commenced (the "Severance Payment"). In the event such termination is a result of Kugelman's death or mental incapacity, the Severance Payment shall be made to Kugelman's estate or personal representative. The obligations of AMH under this subparagraph 5(a) shall be the only obligations of AMH and its subsidiaries for the payment of compensation (except as otherwise provided under applicable law) to Kugelman in the event of the termination of his employment as described in this subparagraph 5(a).

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          (b)  In the event Kugelman voluntarily terminates his employment with
     AMH within 120 days after the occurrence of a Change of Control or in the event of his "Involuntary Termination" (as defined in subparagraph 5(d) hereof) within 12 months after the occurrence of a Change of Control, Kugelman shall be entitled to receive and AMH shall be obligated to pay to Kugelman, his estate or personal representative, the Severance Payment (in addition to any and all amounts due him pursuant to paragraphs 3 and 4 hereof and any and all amounts due him under applicable law). Any and all payments to be made to Kugelman pursuant to this subparagraph 5(b) shall be made within 14 calendar days after the effective date of Kugelman's voluntary termination or his Involuntary Termination. The obligations of AMH referenced in this subparagraph 5(b) shall be the only obligations of AMH and its subsidiaries for the payment of compensation to Kugelman in the event of the termination of his employment as described in this subparagraph 5(b).

          (c) For purposes of this Employment Agreement, Kugelman shall be deemed to be terminated for cause if his employment is terminated due to
     (i) the commission by Kugelman of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of AMH or its subsidiaries), (ii) a conviction of Kugelman (including a NOLO CONTENDERE plea) involving in the good faith judgment of the Board of Directors of AMH, fraud, dishonesty or moral turpitude, (iii) willful misconduct as an employee of AMH or a subsidiary or (iv) the willful failure of Kugelman to render services to AMH or a subsidiary in accordance with his employment.

          (d) For purposes of this Employment Agreement, an "Involuntary Termination" of Kugelman's employment with AMH shall be deemed to have occurred if: (i) Kugelman's employment with AMH or its successor is terminated for any reason other than "cause"; (ii) Kugelman's total compensation, including benefits, is substantially reduced other than in connection with an across-the-board reduction similarly affecting all executives of AMH; (iii) the title, functions, duties, authority or responsibilities of Kugelman's present position are materially reduced or diminished; (iv) Kugelman is reassigned to another geographic location more than 50 miles from his current place of employment; or (v) AMH is liquidated, dissolved, consolidated or merged, or all or substantially all of its assets are transferred, assigned or sold, unless a successor assumes all of AMH's obligations under this Employment Agreement."

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     6.   Paragraph 7 of the Employment Agreement is hereby amended in its entirety as follows:

          "Subject to the terms of this Employment Agreement, Kugelman shall have the right to participate in all other employee plans and benefits currently existing or hereafter granted by AMH to its employees and, except for the AMH Supplemental Executive Retirement Plan (the "SERP"), all waiting periods will be waived to the full extent possible unless such waiver would require AMH to waive waiting periods for other employees. Kugelman shall be eligible to participate in all employee compensation and benefit plans customarily available to executive vice presidents."

     7. INTEGRATION. The Employment Agreement constitutes the entire agreement of the parties hereto with respect to Kugelman's employment, and no modification, amendment or waiver of any of the provisions of the Employment Agreement shall be effective unless in writing and signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                   AMERICAN MEDICAL HOLDINGS, INC.


                                   By: /s/ Robert W. O'Leary
                                       -----------------------------------------
                                        Its: Chairman and CEO
                                             -----------------------------------
Accepted and Agreed this 10th
day of December, 1992.

By: /s/ Lawrence N. Kugelman
    -------------------------------
    Lawrence N. Kugelman


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